UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2007

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2007, the Board of Directors of The Goodyear Tire & Rubber Company ("Goodyear") elected W. Mark Schmitz as Executive Vice President and Chief Financial Officer, effective immediately. Mr. Schmitz succeeds Rich Kramer as Goodyear's Chief Financial Officer. Mr. Kramer will continue as President of North American Tire, a post to which he was named in March 2007.

Prior to joining Goodyear, Mr. Schmitz, 56, was Vice President and Chief Financial Officer for Tyco International's Fire and Security Segment, a provider of electronic security services and fire protection contracting and services, since 2003. From 2001 to 2003, Mr. Schmitz served as Vice President and Chief Financial Officer of Plug Power Inc., a designer, developer and manufacturer of on-site energy systems. Prior to 2001, Mr. Schmitz held positions of increasing responsibility with General Motors Corporation.

Mr. Schmitz will receive an annual base salary of $505,000 and will participate in Goodyear's Performance Recognition Plan, with an annual target for 2007 of 75% of his base salary. In connection with his election, the Board of Directors approved the following grants: (a) 25,000 non-qualified stock options under Goodyear's 2005 Performance Plan; (b) 7,000 performance shares for the three-year performance period ending December 31, 2009 under Goodyear's 2005 Performance Plan; and (c) 7,500 units for the three-year performance period ending December 31, 2009 under Goodyear's cash-based Executive Performance Plan. Mr. Schmitz will also participate in the other benefit plans and programs that generally are available to Goodyear's executive officers and associates.

A copy of Goodyear’s press release announcing Mr. Schmitz's appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 News Release dated August 7, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

August 13, 2007	By:	C. Thomas Harvie

Name: C. Thomas Harvie
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release dated August 7, 2007